Exhibit 10.1

EXECUTION VERSION

Deed of Termination

relating to the T2 Agreement

Dated 18 July 2025

BHP BILLITON (UK) DDS LIMITED

and

KABANGA NICKEL LIMITED

and

LIFEZONE LIMITED

This Deed of Termination (this “Deed”) is made on 18 July 2025 between:

(1)	BHP BILLITON (UK) DDS LIMITED, a company incorporated under the laws of England and Wales with registered number 09882802 and registered office at Nova South, 160 Victoria Street, London SW1E 5LB, United Kingdom (“BHP”);

(2)	KABANGA NICKEL LIMITED, a company incorporated under the laws of England and Wales with registered number 11815983 and registered office at 22 Chancery Lane, London WC2A 1LS, United Kingdom (“KNL”); and

(3)	LIFEZONE LIMITED, a company incorporated under the laws of the Isle of Man with registered number 019369V and administrative office at 2nd Floor, St George’s Court, Upper Church Street, Douglas, IM1 1EE, Isle of Man (“Lifezone”),

together, the “Parties” and each a “Party”.

Whereas:

(A)	BHP, KNL and Lifezone are parties to an investment option agreement relating to the Kabanga Nickel Project entered into on 14 October 2022 and as amended from time to time (the “T2 Agreement”).

(B)	Each of the Parties has agreed to terminate the T2 Agreement on the terms set out in this Deed.

(C)	It is also acknowledged that on or around that date of this Deed, the shareholders’ agreement in respect of KNL entered into between the Parties on 1 July 2022 (as amended from time to time) shall terminate in accordance with its terms.

It is agreed as follows:

1	Interpretation

1.1	In this Deed:

“Surviving Clauses” shall have the meaning given to it in the T2 Agreement; and

“Termination Date” means the date of this Deed.

1.2	In this Deed any reference to:

1.2.1	a statute or statutory provision includes that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

1.2.2	a singular includes the plural and vice versa;

1.2.3	a clause is to a clause of this Deed;

1.2.4	a statute, statutory instrument, regulation, by-law or other requirement of English law, or to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates, in that jurisdiction, to the English term; and

1.2.5	this Deed, or any other agreement, document or deed, shall be construed as a reference to this Deed or other agreement, document or deed as each may be amended, varied, novated or supplemented from time to time.

2	Termination

2.1	Subject to Clause 2.2, the Parties agree that:

2.1.1	the T2 Agreement shall terminate with effect from the Termination Date; and

2.1.2	all the rights and obligations of the Parties arising out of the T2 Agreement shall cease and determine with effect from the Termination Date.

2.2	Clause 2.1 shall be without prejudice to:

2.2.1	the rights, obligations and liabilities of the Parties, including any rights, obligations and liabilities arising as a result of any breach of the T2 Agreement (whether known or unknown on the date of this Deed), which accrued prior to the Termination Date. All accrued rights, obligations and liabilities shall remain subject to the provisions of the T2 Agreement, notwithstanding their termination; and

2.2.2	the Surviving Clauses (other than clause 7.8 (Post-Closing Funding of Tembo) of the T2 Agreement), which shall remain in full force and effect notwithstanding termination of the T2 Agreement.

3	Further assurance

Each of the Parties agrees to perform (or procure the performance of) all further acts and things and execute and deliver (or procure the execution and delivery of) all further documents, as may be required by law or as may be necessary or reasonably desirable to implement and/or give effect to this Deed.

4	Contracts (Rights of Third Parties) Act 1999

This Deed shall bind and is for the benefit of the successors of the Parties. Otherwise, a person who is not a Party shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Deed provided that this does not affect any right or remedy of the third party which exists or is available apart from that Act.

5	Counterparts

This Deed may be executed in any number of counterparts and by the Parties on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

6	Governing law and dispute resolution

6.1	This Deed and any non-contractual obligations arising out of or in connection with it, save as expressly referred to herein, shall be governed by and construed in accordance with English Law. Each of the Parties irrevocably submits to the non-exclusive jurisdiction of the English courts to support and assist the arbitration process pursuant to Clause 6.2, including, if necessary, the grant of interlocutory relief pending the outcome of that process.

6.2	Any dispute arising out of or in connection with this Deed, including a dispute as to the existence, validity or termination of this Deed, or this Clause 6 or any non-contractual obligation arising out of or in connection with this Deed shall be resolved by arbitration in London conducted in English by three (3) arbitrators pursuant to the rules of the London Court of International Arbitration (“LCIA”). The appointing body shall be the LCIA.

6.3	In the event of a declared public health emergency by either the World Health Organisation (the “WHO”) or a national Governmental Authority, as a consequence of which it is inadvisable or prohibited for the Parties and/or their legal representatives to travel to or attend any hearing ordered by the arbitrator, the following shall apply:

6.3.1	any such hearing shall be held via video or telephone conference upon the order of the arbitrator;

6.3.2	the Parties agree that no objection shall be taken to the decision, order or award of the arbitrator following any such hearing on the basis that the hearing was held by video or telephone conference; and

6.3.3	in exceptional circumstances only, the arbitrator shall have the discretion to order that a hearing shall be held in person, but only after full and thorough consideration of the prevailing guidance of the WHO and any relevant travel or social distancing restrictions or guidelines affecting the Parties and/or their legal representatives and the implementation of appropriate mitigation.

In witness whereof this Deed has been delivered on the date first stated above.

Signed as a deed by BHP BILLITON (UK) DDS LIMITED

/s/[***]
Director

/s/[***]
Director

[Signature page to T2 Agreement Deed of Termination]

Signed as a deed by KABANGA NICKEL LIMITED

/s/[***]
Director

/s/[***]
Director

[Signature page to T2 Agreement Deed of Termination]

Signed as a deed by LIFEZONE LIMITED

/s/[***]
Director

/s/[***]
Director

[Signature page to T2 Agreement Deed of Termination]